FOR FURTHER INFORMATION: Pete Broadbent Vice President, Investor Relations & Marketing (203) 775-9000 pbroadbent@photronics.com
Press Release

Photronics Promotes Dr. Peter Kirlin to President

BROOKFIELD, Connecticut September 16, 2013 — Photronics, Inc. (Nasdaq:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, has announced the appointment of Dr. Peter Kirlin as President of the Company. Dr. Kirlin has served as the Company’s Senior Vice President, US and Europe, since August 2008.

     In his role as President of Photronics, Peter will continue to report to Constantine “Deno” Macricostas, Chairman and Chief Executive Officer, and will be responsible for global sales and global operations of the company.

     “Peter brings a wealth of photomask industry experience in engineering, operations and sales to this global leadership role,” said Macricostas. “His success at leading our US and Europe teams and working to build successful partnerships with our customers and suppliers has played a key role in our company’s growing success and rise to a leadership position in the industry. At a time when we are focused on continuing to strengthen our operational performance and synchronize our strategic support for customers across their global organizations, Peter will provide the superior guidance and tactical leadership to achieve our goal to be the preeminent merchant photomask company in the industry.”

     “Photronics is an outstanding company with great talent and a rich history of customer service and focus on quality and efficiency for our customers. I look forward to working with Dr. Soo Hong (SH) Jeong, COO & President Asia and our excellent global sales and operations teams to achieve the exceptional growth and performance goals that we have set for the Company,” said Kirlin.

     Prior to joining the Company, Dr. Kirlin served as the Executive Chairman of Akrion, Inc. from January 2007 to July 2008, the Vice President of Business Development at Entegris, Inc. from May 2004 to September 2006 and was previously the Chairman and Chief Executive Officer of DuPont Photomasks, Inc.

     Dr. Kirlin earned his Ph.D. in Chemical Engineering from the University of Delaware in Newark, Delaware and a Bachelor of Science degree in Chemical Engineering from Pennsylvania State University in University Park, Pennsylvania.

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About Photronics

Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Photronics, Inc. and its subsidiaries (the Company). The forward-looking statements contained in this press release and other parts of Photronics’ web site involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices, and other factors. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental, and technological factors as well as decisions we may make in the future regarding our business, capital structure and other matters. Accordingly, there is no assurance that the Company’s expectations will be realized. For a fuller discussion of the factors that may affect the Company's operations, see "Forward Looking Statements" in the Company's Quarterly and Annual Reports to the Securities and Exchange Commission on Forms 10-Q and 10-K. The Company assumes no obligation to provide revisions to any forward-looking statements.

14-2013